UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2010

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Senior management of AMERIGROUP Corporation (the "Company") will be making a presentation at the 28th Annual J.P. Morgan Healthcare Conference on January 13, 2010 in San Francisco, California at 4:30 p.m. (Eastern Time). The presentation will include recent developments and their possible impact upon the Company’s financial performance.

During the course of the presentation, management expects to make the following comments regarding medical costs associated with the H1N1 Virus and recent premium rate changes received in Tennessee.

H1N1 Virus
In the third quarter of 2009, the Company reported an elevated health benefits ratio partially due to a significant spike in H1N1 related medical services that primarily impacted the Company’s Medicaid and Children’s Health Insurance Program members. At that time, it was unclear whether H1N1 costs would continue or abate. The Company’s most recent information indicates that H1N1 costs began to show signs of abatement during the fourth quarter and costs in the most recent months were not as significant as they were in September. This is consistent with data from the Centers for Disease Control. These signs of moderation reflect the most current H1N1 flu season as it relates to the fourth quarter of 2009 and do not reflect the Company’s experience or expectations for the normal winter flu season that is typically most pronounced in the first quarter of each year or the possible reemergence of H1N1 in 2010.

Tennessee Retroactive Premium Rate
On December 30, 2009, the Company filed an amendment (the "Amendment") to Amendment No. 4 to the Contract Risk Agreement (Contract number: FA-07-16936-00) between the State of Tennessee and AMERIGROUP Tennessee, Inc. The Amendment favorably revised capitation rates under the Contract Risk Agreement for the period July 1, 2009 through June 30, 2011. The Company anticipates the retroactive effect of the rate change for July 1, 2009 through September 30, 2009, in the approximate amount of $12.6 million, will be recorded in the fourth quarter of 2009.

The Company will have an audio webcast of its presentation at the conference from the Investors’ page of its website at www.amerigroupcorp.com and will also post a copy of the presentation once it begins on the Investors’ page of its website.

This Current Report on Form 8-K contains certain ''forward-looking'' statements related to the expected effect of retroactive rate changes and medical expense trend levels. These statements are subject to numerous factors, many of which are outside of our control. These statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. You should refer to our Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission ("SEC") and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause our actual results to differ materially from our current estimates. Given these risks and uncertainties, we can give no assurances that any forward-looking statements will, in fact, transpire and, therefore, caution investors not to place undue reliance on them. We specifically disclaim any obligations to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

The information furnished pursuant to this Item 7.01 shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

January 11, 2010	By:	James W. Truess

Name: James W. Truess
Title: Executive Vice President and Chief Financial Officer